Exhibit 5.1

Columbus Acquisition Corp	D +852 3656 6054 E nathan.powell@ogier.com
D +852 3656 6073 E rachel.huang@ogier.com

Reference: NMP/RYH/508744.00001

[Date]

Columbus Acquisition Corp (Company number: 406623) (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act), (including its exhibits, the Registration Statement) related to the offering and sale of (the Offering):

(a)	5,750,000 units (each a Unit, and together, the Units), with each Unit consisting of one ordinary share of the Company with a par value of US$0.0001 each (each an Ordinary Share, and together, the Ordinary Shares) and one right to receive one-tenth (1/10) of one Ordinary Share (each a Right, and together, the Rights);

(b)	up to 862,500 Units (the Over-Allotment Units) which the representative of the underwriters, A.G.P./Alliance Global Partners (the Representative), will have a 45-day option to purchase from the Company to cover over-allotments, if any;

(c)	201,250 Ordinary Shares (or up to 231,438 Ordinary Shares if the over-allotment option is exercised in full) which the Company has agreed to issue to the Representative or its designees as part of the underwriting compensation in connection with the Offering (the Representative Shares); and

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Florence Chan* Lin Han† Cecilia Li** Rachel Huang** Yuki Yan** Richard Bennett**‡ James Bergstrom‡ Marcus Leese‡	* admitted in New Zealand † admitted in New York ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(d)	all Ordinary Shares and the Rights issued as part of the Units and the Over-Allotment Units; and

(e)	all Ordinary Shares that may be issued upon exercise of the Rights included in the Units and the Over-Allotment Units.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined the corporate and other documents and conducted the searches listed in Schedule 1. We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person, save for the searches, enquiries and examinations expressly referred to in Schedule 1.

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 2 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 3 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies of the Cayman Islands (the Registrar).

Corporate power

(b)	The Company has all requisite power under its Memorandum and Articles of Association (each as defined in Schedule 1) to offer and issue the Ordinary Shares (including the issuance of the Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents (as defined in Schedule 1)) and the Representative Shares as contemplated by the Registration Statement, to execute and deliver the Documents (as defined in Schedule 1) and to perform its obligations, and exercise its rights, under such documents.

Corporate authorisation

(c)	The Company has taken all requisite corporate action to authorise:

(i)	the offer and issuance of the Ordinary Shares (including the issuance of the Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents) and the Representative Shares as contemplated by the Registration Statement; and

(ii)	the execution and delivery of the Documents and performance of its obligation, and the exercise of its rights, under such documents.

Shares

(d)	The Ordinary Shares and the Representative Shares to be offered and issued by the Company as contemplated by the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents), when issued by the Company upon:

(i)	payment in full of the consideration as set out in the Registration Statement and in accordance with the terms set out in the Registration Statement (including the issuance of the Ordinary Shares upon the exercise of the Rights in accordance with the Rights Documents) and in accordance with the Memorandum and Articles of Association; and

(ii)	the entry of those Ordinary Shares and Representative Shares as fully paid on the register of members of the Company, and

(iii)	such issuance of Ordinary Shares and Representative Shares have been duly registered in the Company’s register of members,

will be validly issued, fully paid and non-assessable.

No litigation revealed

(e)	Based solely on our investigation of the Register of Writs and Other Originating Process (Register of Writs), [no] litigation was pending in the Cayman Islands against the Company, nor had any petition been presented or order made for the winding up of the Company, as of the close of business on the day before our inspection.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the documents reviewed (or as to how the commercial terms of such documents reflect the intentions of the parties), the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the documents reviewed by us will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles of Association) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the heading “Legal Matters”. In the giving of our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

Ogier

SCHEDULE 1

List of Documents Examined

Corporate and other documents

1	The Certificate of Incorporation of the Company dated 18 January 2024 issued by the Registrar.

2	The memorandum of association and articles of association of the Company dated 18 January 2024 and filed with the Registrar on 18 January 2024 (the Memorandum and Articles of Association).

3	A Certificate of Good Standing dated [●] (the Good Standing Certificate) issued by the Registrar in respect of the Company.

4	The written resolutions of the sole director of the Company passed on [●] (the Board Resolutions).

5	A certificate dated on the date hereof as to certain matters of fact signed by one of the directors of the Company in the form annexed hereto (the Director’s Certificate).

6	The register of members of the Company as at 29 July 2024 (the Register of Members).

7	The register of Directors and officers of the Company as at 31 January 2024(the Register of Directors, and together with the Register of Members, the Statutory Books).

8	The Register of Writs at the office of the Clerk of Courts in the Cayman Islands as inspected by us on [●] (the Register of Writs).

9	A search of the Cayman Online Registry Information Service conducted against the Company at the Registrar on [●] (the CORIS Search).

10	The Registration Statement.

11	[A draft of the form of the unit certificate representing the Units and the Over-Allotment Units (the Unit Certificates).]

12	[A draft specimen certificate for Ordinary Shares (the Share Certificates).]

13	[A draft of the form of the rights agreement and the rights certificate constituting the Rights (the Rights Documents and, together with the Unit Certificates and the Share Certificates, the Documents).]

SCHEDULE 2

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate, the Statutory Books and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	The CORIS Search which we have examined is accurate and that the information disclosed by the CORIS Search is true and complete and that such information has not since been altered.

6	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

7	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

(b)	neither the execution or delivery of the Documents nor the exercise by any party to the Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

8	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way.

9	None of the transactions contemplated by the Documents relate to any partnership interests, shares, voting rights in a Cayman Islands company, limited liability company, limited liability partnership, limited partnership, foundation company, exempted limited partnership, or any other person that may be prescribed in regulations from time to time (a Legal Person) or to the ultimate effective control over the management of a Legal Person that are/is subject to a restrictions notice issued pursuant to the Beneficial Ownership Transparency Act (Revised) of the Cayman Islands.

Status, authorisation and execution

10	Each of the parties to the Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

11	Any individuals who are parties to a Document, or who sign or have signed documents or give information on which we rely, have the legal capacity under all relevant laws (including the laws of the Cayman Islands) to enter into and perform their obligations under such Document, sign such documents and give such information.

12	Each of the Registration Statement and each Document has been duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands).

13	In authorising the execution and delivery of the Documents by the Company, the exercise of its rights and performance of its obligations under the Documents, each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her.

14	Each Document has been or will be duly executed and unconditionally delivered by the Company in the manner authorised in the Board Resolutions.

No Cayman Islands establishment

15	No party to a Document (other than the Company) will enter into that document or administer the transactions contemplated by it through a branch or office in the Cayman Islands.

Share Issuance

16	The Ordinary Shares shall be issued at an issue price in excess of the par value thereof and have been entered on the register of members of the Company as fully paid.

17	The draft [amended and restated] articles of association appended to the Registration Statement will be adopted by the Company in accordance with the Articles of Association prior to the date that any Units, Ordinary Shares, Rights, or Over-Allotment Units are issued by the Company.

Register of Writs

18	The Register of Writs constitutes a complete and accurate record of the proceedings affecting the Company before the Grand Court of the Cayman Islands as at the time we conducted our investigation of such register.

SCHEDULE 3

Qualifications

Good Standing

19	Under the Companies Act (Revised) (the Companies Act) annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

20	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

21	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

22	In this opinion, the phrase “non-assessable” means, with respect to the Ordinary Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Ordinary Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

23	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator, trustee in bankruptcy or restructuring officer in respect of the Company or any of its assets,

as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may not be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Stamp duty

24	Cayman Islands stamp duty will be payable if a Document is executed in, or brought to, the Cayman Islands (including being produced to a court of the Cayman Islands).

Private Funds

25	A company, unit trust or exempted limited partnership that is a “private fund”, as such term is defined in the Private Funds Act (Revised), is prohibited from accepting capital contributions from investors in respect of investments until it is registered with the Cayman Islands Monetary Authority.